EXHIBIT 99.2

Scott’s Liquid Gold-Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

On June 30, 2016, Neoteric Cosmetics, Inc. (“Neoteric”), a wholly-owned subsidiary of Scott’s Liquid Gold-Inc. (the “Company” or “we”),  entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ultimark Products, Inc. and Subsidiary (“Ultimark”) and consummated the transaction contemplated thereby, pursuant to which Neoteric purchased from Ultimark all intellectual property assets and certain related assets owned by Ultimark as well as inventory of finished goods owned by Ultimark and used in connection with the manufacture, sale and distribution of the Prell®, Denorex® and Zincon® brands of hair and scalp care products (the “Acquired Brands”). The total consideration Neoteric paid initially for the Acquired Brands was approximately $9.1 million, plus or minus any inventory adjustment based on the value of the inventory of finished goods as of the closing compared to the target inventory of $493,034, plus the assumption by Neoteric of certain specific liabilities of Ultimark related to the performance of certain purchase orders and contracts following June 30, 2016 (the “Acquisition”). Subsequently, the inventory adjustment reduced the total consideration paid by Neoteric to approximately $9.0 million.

The purchase price has been initially allocated to the underlying assets, including the identifiable intangible assets, based on the Company’s estimate of fair values and remaining economic lives. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired is recognized as goodwill, and as a result will be subject to an annual impairment test.

The following unaudited pro forma condensed combined statements of operations reflect the Acquisition using the purchase method of accounting. The pro forma adjustments for the Acquisition are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the Acquisition. Final adjustments may differ from the pro forma adjustments presented herein. Any changes to the initial estimates of the fair value of the assets will be recorded as adjustments to those assets, and residual amounts will be allocated to goodwill.

The unaudited pro forma combined condensed statements of operations are based on historical results and do not represent, among other things, future economic benefits expected to be recognized from the Company’s expansion of the products it offers as well as expected future synergies and operating efficiencies from combining the Acquired Brands of Ultimark with the brands that we currently manufacture and distribute, as such adjustments would be forward-looking.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 illustrate the effect of the Acquisition as if it had occurred on January 1, 2015, and were derived from the historical audited statements of operations for the Acquired Brands of Ultimark and the Company.

The unaudited pro forma condensed combined statements of operations have been adjusted to give effect solely to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results.  These pro forma events do not include any future economic benefits discussed above.

The unaudited pro forma condensed combined statements of operations are presented for informational purposes only. They are not intended to represent or be indicative of what the Company’s results of operations or financial position that would have been reported had the Acquisition occurred as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position as a result of the Acquisition.

An unaudited pro forma balance sheet has not been presented as the Acquisition was reflected in the balance sheet on June 30, 2016, the date the transaction was consummated.

Scott’s Liquid Gold-Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2015

	Scott’s Liquid Gold	Ultimark Acquired Brands	Pro Forma Adjustments		Pro Forma Consolidated

Net Sales	$29,188,400	$7,257,800	$0		$36,446,200
Operating costs and expenses
Cost of Sales	16,808,600	4,521,300	0		21,329,900
Advertising expenses	1,532,600	0	0		1,532,600
Selling expenses	5,311,200	785,100	0		6,096,300
General and administrative expenses	3,258,200	1,036,200	0		4,294,400
Depreciation and amortization	0	13,800	620,600	(a)	634,400
Transaction fees	0	12,600	(12,600)	(b)	0
Total operating costs and expenses	26,910,600	6,369,000	608,000		33,887,600
Net operating income (loss)	2,277,800	888,800	(608,000)		2,558,600
Other income (expense)
Interest expense	(29,300)	(658,100)	411,200	(c)	(276,200)
Other income (expense)	26,900	(600)	0		26,300
Total other income (expense)	(2,400)	(658,700)	411,200		(249,900)
Income (loss) before income taxes	2,275,400	230,100	(196,800)		2,308,700
Income tax benefit (expense)	2,504,500	0	25,200	(d)	2,529,700
Net income (loss)	$4,779,900	$230,100	$(171,600)		$4,838,400
Net income (loss) per common share
Basic	$0.41				$0.42
Diluted	$0.40				$0.41
Weighted average shares outstanding:
Basic	11,634,515				11,634,515
Diluted	11,916,038				11,916,038

See accompanying notes to pro forma financial information.

Scott’s Liquid Gold-Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2016

	Scott’s Liquid Gold	Ultimark Acquired Brands	Pro Forma Adjustments		Pro Forma Consolidated

Net Sales	$14,337,900	$3,404,100	$0		$17,742,000
Operating costs and expenses
Cost of Sales	7,624,000	2,245,700	0		9,869,700
Advertising expenses	1,334,900	0	0		1,334,900
Selling expenses	2,467,000	258,600	0		2,725,600
General and administrative expenses	2,214,200	538,100	0		2,752,300
Depreciation and amortization	0	1,900	310,300	(a)	312,200
Transaction fees	0	709,300	(709,300)	(b)	0
Total operating costs and expenses	13,640,100	3,753,600	(399,000)		16,994,700
Net operating income (loss)	697,800	(349,500)	399,000		747,300
Other income (expense)
Interest expense	(17,100)	(326,900)	217,000	(c)	(127,000)
Other income (expense)	11,600	49,500			61,100
Total other income (expense)	(5,500)	(277,400)	217,000		(65,900)
Income (loss) before income taxes	692,300	(626,900)	616,000		681,400
Income tax benefit (expense)	(282,400)	0	24,200	(d)	(258,200)
Net income (loss)	$409,900	$(626,900)	$640,200		$423,200
Net income (loss) per common share
Basic	$0.03				$0.04
Diluted	$0.03				$0.04
Weighted average shares outstanding:
Basic	11,722,240				11,722,240
Diluted	11,943,842				11,943,842

See accompanying notes to pro forma financial information.

Scott’s Liquid Gold-Inc.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operation

Note 1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and for the year ended December 31, 2015 are based on the historical financial statements of the Acquired Brands of Ultimark and the Company, after giving effect to the Acquisition on January 1, 2015, and after applying the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission and the historical financial statements of the Acquired Brands of Ultimark, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statements of operations were prepared using the purchase method of accounting. As such, the purchase price has been initially allocated to the underlying assets, including the identifiable intangible assets, based on the Company’s preliminary estimate of fair values and remaining economic lives. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired is recognized as goodwill, and as a result will be subject to an annual impairment test.

The unaudited pro forma condensed combined statements of operations have been presented for informational purposes only. They are not intended to represent or be indicative of what the Company’s results of operations or financial position that would have been reported had the Acquisition occurred as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position as a result of the Acquisition.

The unaudited pro forma condensed combined statements of operations do not reflect any adjustments to represent, among other things, future economic benefits expected to be recognized from the Company’s expansion of the products it offers as well as expected future synergies and operating efficiencies from combining the Acquired Brands with the brands that we currently manufacture and distribute.

Note 2. Description of Pro Forma Adjustments

(a) Adjustment to reflect amortization of identifiable intangible assets as a result of the Acquisition.

(b) Adjustment to eliminate transaction costs incurred by parent company of the Acquired Brands of Ultimark.

(c) Adjustment to eliminate interest expense and amortization of debt issuance costs of the parent company of the Acquired Brands of Ultimark and to reflect interest expense and amortization of debt issuance costs of the debt incurred in conjunction with the Acquisition.

(d) Adjustment to reflect income tax benefit resulting from the inclusion of the net loss of the Acquired Brands of Ultimark in the pro forma condensed combined statement of operations.

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